As filed with the Securities and Exchange Commission on November 16, 1994
                                      Registration No. 33-_________________

                     SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               AMERICREDIT CORP.
            (Exact name of registrant as specified in its charter)

              Texas                                         75-2291093
(State or other jurisdiction of                         (I.R.S. Employer
Incorporation or organization)                          Identification No.)

           200 Bailey Avenue
           Fort Worth, Texas                                  76107
(Address of principal executive offices)                    (Zip Code)



                  AMERICREDIT CORP. EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of the plan)

         Chris A. Choate                                  Copy to:
         General Counsel                               L. Steven Leshin
        AmeriCredit Corp.                          Jenkens & Gilchrist, P.C.
        200 Bailey Avenue                              1445 Ross Avenue
     Fort Worth, Texas  76107                              Suite 3200
          (817) 322-7000                              Dallas, Texas  75202
  (Name, address and telephone number
including area code of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                Proposed      Proposed
 Title of                       maximum       maximum
 securites    Amount to         offering      aggregate    Amount of
  to be    to be registered    price per      offering    registration
registered      (1)(2)        share (3)(4)   price (3)(4)    fee (4)

Common        500,000            $6.38        $3,190,000    $1,100.00


     (1) Shares reserved for issuance under the AmeriCredit Corp. Employee Stock Purchase Plan (the "Plan").

     (2) Pursuant to Rule 416, additional shares of Common Stock issuable under the Plan in order to prevent dilution resulting from any future stock split, stock dividend or similar transaction are also being registered hereunder.

     (3) Estimated solely for the purpose of calculating the registration fee.
     (4) Calculated pursuant to Rule 457(c) and (h). Accordingly, the price per share of the Common Stock offered hereunder pursuant to the Plan is based on 500,000 shares of Common Stock reserved for issuance at a price per share of $6.38, which is the average of the highest and lowest selling price per share of Common Stock on the New York Stock Exchange on November 14, 1994.

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.     Incorporation of Documents by Reference

       The registrant hereby incorporates by reference in this registration statement the following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission"):

(1) the registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1994 filed with the Commission;

(2) the registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994, filed with the Commission;

(3) the description of the Common Stock, par value $.01 per share, of the registrant (the "Common Stock") set forth in the Registration Statement on Form 8-A, filed with the Commission on December 5, 1990, including any amendment or report filed for the purpose of updating such description; and

(4) all documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this registration statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

Item 6.     Indemnification of Directors and Officers.

       Article 2.02-1 of the Texas Business Corporation Act provides for indemnification of directors and officers in certain circumstances. Reference is made to Article VIII of the Articles of Incorporation of the registrant, as amended, incorporated by reference herein as Exhibit 4.1 and Article VIII of the Bylaws of the registrant incorporated by reference herein as Exhibit 4.2, each of which provides for broad indemnification of directors and officers.

       Reference is also made to Article IX of the registrant's Articles of Incorporation, contained in Exhibit 4.1, which eliminates the liabilities of directors to the registrant and its shareholders in certain circumstances.



Item 8.         Exhibits.

       (a)   Exhibits

The following documents are filed as a part of this registration statement.

Exhibit                        Description of Exhibit

 4.1 Articles of Incorporation of AmeriCredit Corp., as amended to date (incorporated by reference to Exhibits 3.1, 3.2 and 3.3 of the registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1994).

 4.2   Bylaws of AmeriCredit Corp. (incorporated by reference to Exhibit
       3.4 of the registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1994).

 4.3   Copy of the AmeriCredit Corp. Employee Stock Purchase Plan.

 5.1   Opinion of Jenkens & Gilchrist, P.C.

23.1 Consent of Jenkens & Gilchrist, P.C. (included in their opinion filed as Exhibit 5.1).

23.2   Consent of Coopers & Lybrand L.L.P.

24.1   Power of Attorney (see signature page of this Registration Statement
       - Page II-5).

Item 9.     Undertakings.

       A.   The undersigned registrant hereby undertakes:

            (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            (2) that, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, Texas, on November 9, 1994.



                            AMERICREDIT CORP.





                            By:  /s/Clifton H. Morris, Jr.
                                Clifton H. Morris, Jr.,
                                Chairman of the Board,
                                Chief Executive Officer and
                                President



                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Clifton H. Morris, Jr. and Chris A. Choate, and each of them, his true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                Capacity                      Date

                          Chairman of the Board,
                          Chief Executive Officer and
/s/Clifton H. Morris, Jr  President (Principal         November 9, 1994
Clifton H. Morris, Jr.    Executive Officer)

                          Vice President, Chief
                          Financial Officer, Treasurer
                          and Director (Principal
/s/Daniel E. Berce        Financial and Accounting     November 9, 1994
Daniel E. Berce               Officer)

/s/Michael R. Barrington Vice President and Director November 9, 1994 Michael R. Barrington

/s/James H. Greer              Director                November 9, 1994
James H. Greer

/s/Kenneth H. Jones, Jr.       Director                November 9, 1994
Kenneth H. Jones, Jr.

                               Director                November _, 1994
Gerald W. Haddock

                            INDEX TO EXHIBITS


                                                           Sequentially
Exhibit                                                      Numbered
  No.                Description of Exhibit                    Page


 4.1 Articles of Incorporation of AmeriCredit Corp., as amended to date (incorporated by reference to Exhibits 3.1, 3.2 and 3.3 of the registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1994.

 4.2      Bylaws of AmeriCredit Corp. (incorporated by reference to Exhibit
          3.4 of the registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1994.

 4.3      Copy of the AmeriCredit Corp. Employee Stock Purchase Plan.

 5.1      Opinion of Jenkens & Gilchrist, P.C.


23.1 Consent of Jenkens & Gilchrist, P.C. (included in their opinion filed as Exhibit 5.1).

23.2      Consent of Coopers & Lybrand L.L.P.

24.1 Power of Attorney (see signature page of this Registration Statement - Page II-5).